Exhibit (c)(15)

STRICTLY CONFIDENTIAL Project Dawn Presentation to Diamond and the Diamond Board of Directors August 21, 2019

STRICTLY CONFIDENTIAL Disclaimer This presentation has been prepared by Moelis & Company LLC (“Moelis”) for exclusive use of the Board of Directors of Diamond (the “Company”) in considering the transaction described herein based on information provided by the Company and upon information from third party sources. Moelis has not assumed any responsibility for independently verifying the accuracy of such information, and disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company’s direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company’s direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation is provided as of the date hereof and Moelis assumes no obligation to update it or correct any information herein. This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. This presentation is not an offer to sell or a solicitation of an offer to buy any business, security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting, actuarial or legal advice. Absent Moelis’ prior written consent, this material, whether in whole or in part, may not be copied, photocopied, or duplicated in any form by any means, or redistributed. Moelis and its related investment banking entities provide mergers and acquisitions, recapitalization, restructuring, corporate finance and other financial advisory services to clients and affiliates of Moelis provide investment management services to clients. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this material. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation. Moelis and its affiliates may have advised, may seek to advise and may in the future advise or invest in companies referred to in this presentation. [ 1 ]

STRICTLY CONFIDENTIAL I. Executive Summary

STRICTLY CONFIDENTIAL

Executive Summary

Background to the Transaction

MOELIS & COMPANY

Vail is seeking to acquire Raven with consideration comprised of $15.00 per share in cash to the non-Diamond / non-Vail shareholders of Raven and 0.055 Class B shares of Vail for each Raven share owned by Diamond

- Vail is negotiating definitive documentation to acquire Raven with consideration comprised of the following:
  - $15.00 for each non-Diamond/ non-Vail owned share of Raven
  - 0.055 Class B shares of Vail for each Raven share owned by Diamond
  - Dilutive securities not acquired for cash as part of the transaction to be exchanged for comparable securities in Vail
- Moelis has been retained by Diamond and the Diamond Board to help evaluate a potential transaction between Vail and Raven, in both of which Diamond has ownership interests
  - Diamond owns economic interests of approximately 45.4%[1] of Raven and 77.4%[2] of Vail
  - Further, Vail owns economic interests of approximately 15.3%[1] of Raven


DIAMOND
Basic: 80.8% ownership
Diluted: 77.4% ownership
Voting: 97.4% control
VAIL
Basic: 16.1% ownership
Diluted: 15.3% ownership
Voting: 23.8% control
RAVEN
NON-D/V RAVEN
Basic: 36.0% ownership
Diluted: 39.4% ownership
Voting: 5.3% control
Basic: 47.9% ownership
Diluted: 45.4% ownership
Voting: 70.8% control

- Moelis was asked by Diamond to evaluate the transaction and provide its opinion, from a financial point of view, that the transaction is fair to Diamond
  - For purposes of the Moelis fairness opinion, Moelis held a number of due diligence calls with the management teams of Diamond and Vail as well as Vail's advisors to review the transaction and discuss its due diligence findings
  - In addition, Moelis reviewed the merger agreement, support agreement, publicly available financial statements and other business and financial information of Vail and Raven

Source: Raven management; Public filings
Note: Pre-transaction fully diluted ownership figures based on unaffected price as of August 14, 2019; summary ownership structure is for illustrative purposes only and actual ownership structure may vary
1. As of August 2, 2019 per Raven management
2. Per public filings as of June 10, 2019 and March 29, 2019

[3]

STRICTLY CONFIDENTIAL Executive Summary Summary of Vail Offer to Raven  Cash consideration to be paid utilizing a combination of either cash on hand or third-party financing  Match Rights: Three business days to adjust the terms of the Agreement in the event of a competing [ 4 ] Source: Based on draft merger agreement dated August 20, 2019 CONSIDERATION Diamond to receive 0.055 Vail Class B shares for each share of Raven it holds (fixed exchange ratio) Non-Diamond / Non-Vail shareholders to receive a cash offer price of $15.00 per share Dilutive securities not acquired for cash as part of the transaction to be exchanged for comparable securities in Vail (floating exchange ratio) FINANCING No financing condition NON-DIAMOND / NON-VAIL SHAREHOLDER APPROVALS Raven: Majority of non-Diamond / non-Vail shareholders Vail: None (Diamond to deliver required shareholder approval at signing) TERMINATION FEE $100 million, payable by Raven to Vail if:  Vail terminates as a result of Raven changing its recommendation  Raven terminates to take a Superior Proposal  An Alternative Acquisition Proposal is made, the merger agreement is terminated as a result of reaching the Outside Date, failure to receive Raven stockholder approval or a Raven breach and Raven enters into an Alternative Acquisition Agreement within 12 months after termination (which is subsequently consummated) OTHER No Solicitation: Raven will not directly or indirectly solicit, initiate or knowingly take action to facilitate or encourage the submission of any alternative offer or proposal Competing Proposal: Notification and information rights around the timing and status of a competing proposal Acquisition Proposal Termination: After match period, Raven may terminate to take a Superior Proposal, subject to payment of the Termination Fee

STRICTLY CONFIDENTIAL

Executive Summary

Summary of Vail Offer to Raven (Cont'd)

MOELIS & COMPANY

OFFER SUMMARY

($ in millions, except per share figures)		Raven Consideration: Non-Diamond / Non-Vail Shares @ $15.00 Offer Price	Raven Consideration: Diamond Shares @ 0.055x Exchange Ratio [1]	Raven @ Unaffected Price
Total Basic Shares Outstanding [2]		274.1	274.1	274.1
(+) Dilutive Shares [2]		32.6	15.5	15.3
Fully Diluted Shares Outstanding		306.8	289.6	289.4
(x) Implied Share Price		$15.00	$8.42	$8.30
Implied Equity Purchase Price		**$4,602**	**$2,438**	**$2,402**
(-) Cash & Cash Equivalents [2]		(809)	(809)	(809)
Implied Total Enterprise Value ("TEV")		**$3,793**	**$1,630**	**$1,594**
Implied TEV Multiples	**Metric**	**Multiple**		
TEV / LTM Revenue (as of 5/3/19)	$687	5.5x	2.4x	2.3x
TEV / FY20E Revenue (Raven Standalone Case)	776	4.9	2.1	2.1
TEV / NTM Revenue (Raven Standalone Case)	811	4.7	2.0	2.0
TEV / FY21E Revenue (Raven Standalone Case)	915	4.1	1.8	1.7
TEV / FY20E Revenue (Wall Street Consensus) [3]	761	5.0	2.1	2.1
TEV / NTM Revenue (Wall Street Consensus) [3]	789	4.8	2.1	2.0
TEV / FY21E Revenue (Wall Street Consensus) [3]	889	4.3	1.8	1.8
Per Share Premium Comparison	**Price**	**Premium**		
Unaffected Share Price (as of 8/14/19)	$8.30	80.7%	1.4%	--
Current Share Price (as of 8/20/19)	13.69	9.6	(38.5)	(39.4%)
5D VWAP (beginning 8/8/19)	8.46	77.3	(0.5)	(1.9)
10D VWAP (beginning 8/1/19)	8.78	70.8	(4.1)	(5.5)
30D VWAP (beginning 7/3/19)	9.80	53.0	(14.1)	(15.3)
52-Week High (as of 9/5/18)	29.15	(48.5)	(71.1)	(71.5)
52-Week Low (as of 8/14/19)	8.03	86.8	4.9	3.4

Source: Bloomberg; Capital IQ; Diamond management; Public filings; Raven management; Vail management; Wall Street research
Note: Based on draft merger agreement dated August 20, 2019; market data as of August 20, 2019; VWAP measurement of trading days as of the unaffected date (August 14, 2019)
1. Implied share price as of the unaffected date (August 14, 2019)
2. As of August 2, 2019 per Raven management; effective dilutive securities based on illustrated implied share price
3. Based on the mean of the combined estimates of analyst coverage per Thomson One

[5]

STRICTLY CONFIDENTIAL

Executive Summary
Implied Value Creation Analysis Overview

MOELIS & COMPANY

- In evaluating the impact of the transaction to Diamond, Moelis performed separate discounted cash flow analyses of Raven and Vail to determine the value of Diamond's economic interest in both companies before a potential transaction and in the combined Raven / Vail after a potential transaction
  - To determine the change in economic value in relation to Raven, Moelis compared Raven's standalone equity value to Raven's equity value if operated under Vail ownership
    - Raven's standalone equity value was derived using the Raven Standalone Case forecast as provided by Diamond
    - Raven's equity value if operated under Vail ownership was derived using the Raven In-Vail Case forecast as provided by Vail
  - To determine the change in economic value in relation to Vail, Moelis compared Diamond's ownership of equity value attributable to Vail before and after a potential transaction to determine the potential forgone economic value associated with a reduction in pro forma fully diluted ownership
    - For purposes of its analyses, when reviewing the low end of ranges of implied economic value to Diamond, Moelis assumed the highest estimated value for Vail from the range of values as implied by the discounted cash flow analysis
    - For purposes of its analyses, when reviewing the high end of ranges of implied economic value to Diamond, Moelis assumed the lowest estimated value for Vail from the range of values as implied by the discounted cash flow analysis
- In addition to the impact of the Raven forecasts and Diamond ownership in Vail, Moelis separately adjusted the economic impact following the transaction to account for:
  - Estimated cash consideration provided to non-Diamond / non-Vail shares of $1,682 million [1]
  - Estimated Vail and Raven transaction fees and expenses of $80 million, as directed by Diamond
  - Estimated Diamond transaction fees and expenses of $25 million, as directed by Diamond

PRE-TRANSACTION SUMMARY STRUCTURE


DIAMOND
Basic: 80.8% ownership [2]
Diluted: 77.4% ownership [3]
Voting: 97.4% control
VAIL
Basic: 47.9% ownership [4]
Diluted: 45.4% ownership [4]
Voting: 70.8% control
Basic: 16.1% ownership [4]
Diluted: 15.3% ownership [4]
Voting: 23.8% control
RAVEN

Diamond owns an 77.4% economic stake in Vail and an effective 57.2% economic stake in Raven

PRO FORMA SUMMARY STRUCTURE


DIAMOND
Basic: 81.1% ownership [5]
Diluted: 77.3% ownership [6]
VAIL
100% economic ownership
RAVEN

Diamond to own an effective 77.3% economic stake in Vail and Raven

Source: Diamond management; Public filings; Vail management
Note: Pre-transaction fully diluted ownership figures based on unaffected price as of August 14, 2019; summary ownership structure is for illustrative purposes only and actual ownership structure may vary

1. Based on 98.6 million non-Diamond / non-Vail basic shares outstanding, 28.0 million vested options outstanding with an illustrative weighted average exercise price of $7.79 as of August 2, 2019 and August 18, 2019 per Raven management
2. As of May 31, 2019 per Diamond 13D filing
3. Per public filings as of June 10, 2019 and March 29, 2019
4. As of August 2, 2019 per Raven management
5. Based on exchange ratio of 0.055 shares of Vail for each Raven share owned by Diamond; Diamond holds 131.3 million Raven shares as of May 3, 2019, per Raven management
6. Assumes exchange ratio of 0.104 for dilutive securities, including unvested options and RSUs based on draft merger agreement dated August 20, 2019

[6]

STRICTLY CONFIDENTIAL

Executive Summary

Summary Pre-/Post Transaction Value Creation Calculation

MOELIS & COMPANY

($ in millions)	Standalone		Pro Forma		Nom. Variance	
Value Components	Low [1]	High [2]	Low [1]	High [2]	Low [1]	High [2]
Raven Implied Equity Value	$3,219	$6,310	$4,520	$8,371	$1,300	$2,062
% Diamond Direct Ownership in Raven	*45.4%*	*45.4%*	--	--	*(45.4%)*	*(45.4%)*
% Vail Ownership in Raven	*15.3%*	*15.3%*	*100.0%*	*100.0%*	*84.7%*	*84.7%*
% Aggregate Diamond Ownership in Raven [3]	*57.2%*	*57.2%*	*77.3%*	*77.3%*	*20.1%*	*20.1%*
Raven Implied Equity Value Attributable to Diamond	**$1,841**	**$3,609**	**$3,495**	**$6,474**	**$1,654**	**$2,865**
Less: Raven Cash Consideration	$ --	$ --	($1,682)	($1,682)	($1,682)	($1,682)
% Diamond Ownership in Vail	*77.4%*	*77.4%*	*77.3%*	*77.3%*	*(0.1%)*	*(0.1%)*
Less: Raven Cash Consideration Attributable to Diamond	**$ --**	**$ --**	**($1,300)**	**($1,300)**	**($1,300)**	**($1,300)**
Net Raven Implied Equity Value Attributable to Diamond	**$1,841**	**$3,609**	**$2,195**	**$5,173**	**$354**	**$1,565**
Assumed Vail Implied Equity Value [4]	$125,741	$72,570	$125,741	$72,570	$ --	$ --
% Diamond Ownership in Vail	*77.4%*	*77.4%*	*77.3%*	*77.3%*	*(0.1%)*	*(0.1%)*
Vail Implied Equity Value Attributable to Diamond	**$97,325**	**$56,170**	**$97,236**	**$56,118**	**($89)**	**($52)**
Less: Diamond Transaction Expenses [5]	$ --	$ --	($25)	($25)	($25)	($25)
Less: Vail and Raven Transaction Expenses [5]	--	--	(80)	(80)	(80)	(80)
% Diamond Ownership in Vail	*77.4%*	*77.4%*	*77.3%*	*77.3%*	*(0.1%)*	*(0.1%)*
Less: Transaction Expenses Attributable to Diamond	**$ --**	**$ --**	**($87)**	**($87)**	**($87)**	**($87)**
Implied Economic Value					**$177**	**$1,426**

Source: Diamond management; Public filings; Raven management; Vail management

Note: Pre-transaction fully diluted ownership figures based on unaffected price as of August 14, 2019; does not reflect potential impact of Raven's net operating losses or potential impact to Diamond's standalone business

1. Low end of range of values; Raven implied equity value based on 12.5% WACC and 3.5x terminal NTM revenue multiple for Raven Standalone Case and 10.75% WACC and 3.5x terminal NTM revenue multiple for Raven In-Vail Case
2. High end of range of values; Raven implied equity value based on 9.25% WACC and 6.0x terminal NTM revenue multiple for Raven Standalone Case and 7.5% WACC and 6.0x terminal NTM revenue multiple for Raven In-Vail Case
3. Vail ownership in Raven is multiplied by Diamond's pre-transaction fully diluted ownership in Vail (77.4%), resulting in effective Diamond ownership of 11.8%
4. Low end of range of Vail implied equity values based on 6.5% WACC and 25.0x terminal NTM unlevered free cash flow multiple; high end of Vail implied equity values based on 9.0% WACC and 15.0x terminal NTM unlevered free cash flow multiple
5. Estimated transaction expenses as directed by Diamond

[7]

STRICTLY CONFIDENTIAL

Executive Summary
Implied Value Creation Analysis

MOELIS & COMPANY

DIAMOND IMPLIED VALUE CREATION SENSITIVITY ANALYSIS

($ in millions)	Implied Value Creation Range [1]								
	WACC Sensitivity								
Raven Standalone Case Discount Rate	12.500%			10.875%			9.250%		
Raven In-Vail Case Discount Rate	10.750%			9.125%			7.500%		
	Terminal Value Multiple Sensitivity								
Raven Terminal NTM Revenue Multiple	3.50x	4.75x	6.00x	3.50x	4.75x	6.00x	3.50x	4.75x	6.00x
Incremental Implied Economic Value	**$177**	**$465**	**$752**	**$386**	**$724**	**$1,060**	**$631**	**$1,030**	**$1,426**

Source: Diamond management; Public filings; Raven management; Vail management

Note: Pre-transaction fully diluted ownership figures based on unaffected price as of August 14, 2019; does not reflect potential impact of Raven's net operating losses or potential impact to Diamond's standalone business

1. The sensitivity analysis incorporates the range of implied values for Vail, and the implied impact from the reduced ownership by Diamond, based on a WACC range of 6.5% to 9.0% and a terminal NTM unlevered free cash flow multiple range of 15.0x to 25.0x; when using a Raven terminal NTM revenue multiple of 3.5x, 4.75x and 6.0x, the corresponding terminal NTM unlevered free cash flow multiple used for Vail is 25.0x, 20.0x and 15.0x, respectively; when using a Raven Standalone Case WACC of 12.5%, 10.875% and 9.25%, the corresponding WACC used for Vail is 6.5%, 7.75% and 9.0%, respectively

[8]

STRICTLY CONFIDENTIAL Executive Summary Financial Analysis Considerations ECONOMIC CONSIDERATIONS  Moelis’ financial analyses do not reflect the following potential incremental or negative value considerations:  Raven’s balance of net operating losses and other potential tax attributes that may become available to Vail as a result of the potential transaction  Gross federal, state and foreign net operating loss carryforwards of $55.7 million, $449.7 million and $189.0 million, respectively, as of February 1, 2019  Potential impact to Diamond’s standalone business associated with the transaction  Synergies associated with greater integration between Diamond and Raven businesses under Vail  Impact of Raven’s financial profile, including its negative cash flows, to the standalone valuation of Vail  Raven generated $657 million of revenue and ($20) million of unlevered free cash flow in FY19A while Vail generated $8,974 million of revenue and $3,514 million of unlevered free cash flow TRANSACTION CONSIDERATIONS  The implied exchange ratio for dilutive securities, including options and RSUs, will impact Diamond’s post-transaction fully diluted ownership  As a result of the potential transaction, Diamond’s fully diluted economic ownership is estimated to decrease in the event that the implied exchange ratio is greater than 0.087, or less than an implied average Vail share price of $171.841 ADDITIONAL CONSIDERATIONS  Moelis estimated the terminal value of Raven, in both the Raven Standalone Case and Raven In-Vail Case, at the end of the forecast period by using a terminal revenue multiple  Although the Raven Standalone Case and Raven In-Vail Case have a similar revenue profile in the terminal year, the Raven In-Vail Case demonstrates a greater operating and free cash flow profile relative to the Raven Standalone Case  Given the incremental economic value is, in part, driven by the relative value implied between the Raven Standalone Case and Raven In-Vail Case, the use of revenue multiples may not fully ascribe value to the improved relative profitability and free cash flow profile of the Raven In-Vail Case Source:Public filings Note: [ 9 ] 1. Assumes spot price is equivalent to measurement period for exchange ratio

STRICTLY CONFIDENTIAL II. Raven Discounted Cash Flow Analysis

STRICTLY CONFIDENTIAL Raven Discounted Cash Flow Analysis Raven Discounted Cash Flow Methodology Overview  A discounted cash flow analysis is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and estimated present value of the terminal value of such company  For purposes of this analysis, unlevered free cash flows were calculated as non-GAAP operating income, less cash taxes, plus non-GAAP depreciation and amortization expenses, less capital expenditures, less increases in net working capital and other cash items, less stock based compensation  The forecasts utilized reflect a fiscal year ending January 31 and were supplied by Vail and Diamond management Assuming a valuation date of October 31, 2019, Moelis calculated the estimated present value of the standalone unlevered free cash flows that Raven is estimated to generate during the forecast period as well as during the terminal period  For the Raven Standalone Case and Raven In-Vail Case, the projection period consists of the three remaining months of FY20E through FY30E  Moelis estimated the terminal value of Raven at the end of the forecast period by using a terminal revenue multiple of 3.5x – 6.0x  The terminal revenue multiple was applied to the estimated revenue for the next twelve month period following the last year of the forecast period, which, as directed by Diamond management, was informed based on the revenue growth estimates of the last year of the forecast period  The selected terminal revenue multiple range was informed by considering the historical trading range of Raven as well as the TEV / NTM revenue multiples of the selected publicly traded companies With respect to the Raven Standalone Case, the cash flows and terminal value were then discounted to present value as of October 31, 2019 using discount rates ranging from 9.25% to 12.5% based on a weighted average cost of capital calculation for Raven standalone  Risk-free rate of 1.84% based on 20-year US Treasures (as of 8/20/19)  Long-horizon equity risk premium (supply-side) of 6.14% per the 2018 Duff & Phelps Valuation Handbook  Size premium of 1.39% calculated using the average of the 5th and 6th decile provided by the 2018 Duff & Phelps Valuation Handbook, based on companies with an equity value between ~$2.0 billion and ~$4.5 billion  Projected marginal tax rate of 25.0% per Diamond management  5.8% cost of debt based on median of the effective interest rates for the liability component of the following selected publicly traded companies’ convertible notes: Splunk, FireEye and New Relic  Debt / total capitalization based on Raven’s selected publicly traded companies   [ 11 ] Source: 2018 Duff & Phelps Valuation Handbook; Bloomberg; Capital IQ; Diamond management; Public filings; U.S. Department of the Treasury; Vail management Note: Market data as of August 20, 2019

STRICTLY CONFIDENTIAL Raven Discounted Cash Flow Analysis Raven Discounted Cash Flow Methodology Overview (Cont’d)  With respect to the Raven In-Vail Case, as the forecast assumes that Raven is operated under Vail’s ownership, the cash flows and terminal value were discounted to present value as of October 31, 2019 using discount rates ranging from 7.50% to 10.75% based on a weighted average cost of capital calculation In determining the cost of equity, Moelis referenced the unlevered beta range of Raven as determined for the Raven Standalone Case, in addition to the following assumptions:     Risk-free rate of 1.84% based on 20-year US Treasures (as of 8/20/19) Long-horizon equity risk premium (supply-side) of 6.14% per the 2018 Duff & Phelps Valuation Handbook Based on Vail, a size premium of (0.30%) calculated using the average of the 1st decile provided by the 2018 Duff & Phelps Valuation Handbook, based on companies with an equity value between ~$29 billion and ~$1,073 billion In determining the cost of debt, Moelis used the following assumptions to reflect Raven operating under Vail’s ownership:     Projected marginal tax rate of 17.0% per Vail management 3.47% cost of debt based on the yield-to-worst of Vail’s Senior Note due 2027 Debt / total capitalization based on Vail’s selected publicly traded companies [ 12 ] Source: Note: 2018 Duff & Phelps Valuation Handbook; Bloomberg; Capital IQ; Public filings; U.S. Department of the Treasury; Vail management Market data as of August 20, 2019

STRICTLY CONFIDENTIAL

Raven Discounted Cash Flow Analysis

Raven Discounted Cash Flow Analysis (Raven Standalone Case)

MOELIS & COMPANY

UNLEVERED FREE CASH FLOWS

($ in millions)	3 Mo. 2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	Terminal Period
		Fiscal Year Ended January 31,										
Revenue	$194	$915	$1,071	$1,232	$1,404	$1,587	$1,761	$1,920	$2,054	$2,157	$2,243	$2,333
% Growth		*18.0%*	*17.0%*	*15.0%*	*14.0%*	*13.0%*	*11.0%*	*9.0%*	*7.0%*	*5.0%*	*4.0%*	*4.0%*
EBITDA	($6)	$10	$70	$100	$134	$181	$233	$290	$348	$405	$463	$481
% Margin	*(2.9%)*	*1.1%*	*6.5%*	*8.1%*	*9.6%*	*11.4%*	*13.3%*	*15.1%*	*16.9%*	*18.8%*	*20.6%*	*20.6%*
Less: D&A	(4)	(14)	(14)	(13)	(9)	(10)	(11)	(12)	(13)	(14)	(14)	(15)
Non-GAAP Operating Income (Loss)	**($10)**	**($4)**	**$56**	**$87**	**$125**	**$171**	**$222**	**$278**	**$335**	**$392**	**$449**	**$467**
% Margin	*(5.0%)*	*(0.4%)*	*5.2%*	*7.1%*	*8.9%*	*10.8%*	*12.6%*	*14.5%*	*16.3%*	*18.2%*	*20.0%*	*20.0%*
Less: Taxes	--	--	--	--	--	(9)	(20)	(33)	(48)	(63)	(79)	(82)
NOPAT	**($10)**	**($4)**	**$56**	**$87**	**$125**	**$162**	**$202**	**$244**	**$287**	**$329**	**$370**	**$385**
Add: D&A	$4	$14	$14	$13	$9	$10	$11	$12	$13	$14	$14	$15
Less: Capital Expenditures	(3)	(10)	(10)	(9)	(9)	(10)	(11)	(12)	(13)	(14)	(14)	(15)
Less: Increase in Net Working Capital	4	19	22	22	24	25	24	22	19	14	12	12
Unlevered Free Cash Flow (Before SBC)	**($4)**	**$19**	**$82**	**$113**	**$149**	**$187**	**$226**	**$266**	**$306**	**$343**	**$382**	**$397**
Less: Stock Based Compensation	(21)	(96)	(107)	(117)	(126)	(135)	(141)	(144)	(144)	(140)	(135)	(140)
Unlevered Free Cash Flow	**($25)**	**($77)**	**($26)**	**($4)**	**$23**	**$52**	**$85**	**$122**	**$162**	**$203**	**$248**	**$257**

RAVEN ENTERPRISE VALUE SENSITIVITY

($ in millions)

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
9.250%	$3,345	$4,423	$5,501
10.875%	2,837	3,750	4,663
12.500%	2,411	3,186	3,961

RAVEN EQUITY VALUE SENSITIVITY [1]

($ in millions)

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
9.250%	$4,154	$5,232	$6,310
10.875%	3,646	4,559	5,472
12.500%	3,219	3,994	4,769

RAVEN TERMINAL GROWTH RATE SENSITIVITY

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
9.250%	5.6%	6.5%	7.1%
10.875%	7.1%	8.1%	8.6%
12.500%	8.6%	9.6%	10.2%

RAVEN IMPLIED PRICE PER SHARE SENSITIVITY [2]

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
9.250%	$13.64	$16.92	$20.20
10.875%	12.09	14.87	17.65
12.500%	10.79	13.15	15.51

Source: Raven management; Diamond management

Note: Assumes stock based compensation is treated as a cash expense; does not reflect potential incremental value associated with Raven's net operating loss balance

1. Based on $808.6 million of cash and zero debt as of August 2, 2019 per Raven management
2. Based on 274.1 million basic shares outstanding, 39.4 million options outstanding with a weighted average exercise price of $8.38 and 15.3 million RSUs as of August 2, 2019 per Raven management

[13]

STRICTLY CONFIDENTIAL

Raven Discounted Cash Flow Analysis

Raven Discounted Cash Flow Analysis (Raven In-Vail Case)

MOELIS & COMPANY

UNLEVERED FREE CASH FLOWS

	3 Mo.	Fiscal Year Ended January 31,										Terminal
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	Period
Revenue	$191	$840	$973	$1,153	$1,318	$1,482	$1,651	$1,822	$1,981	$2,123	$2,220	$2,322
% Growth		*9.8%*	*15.9%*	*18.5%*	*14.3%*	*12.4%*	*11.4%*	*10.3%*	*8.8%*	*7.1%*	*4.6%*	*4.6%*
EBITDA	($6)	$47	$123	$227	$322	$397	$461	$526	$575	$622	$654	$684
% Margin	*(2.9%)*	*5.6%*	*12.6%*	*19.6%*	*24.4%*	*26.8%*	*28.0%*	*28.9%*	*29.0%*	*29.3%*	*29.4%*	*29.4%*
Less: D&A	(5)	(17)	(19)	(17)	(19)	(18)	(20)	(22)	(19)	(20)	(21)	(22)
Non-GAAP Operating Income (Loss)	**($11)**	**$30**	**$104**	**$210**	**$303**	**$379**	**$441**	**$504**	**$556**	**$602**	**$633**	**$662**
% Margin	*(5.7%)*	*3.6%*	*10.7%*	*18.2%*	*23.0%*	*25.5%*	*26.7%*	*27.7%*	*28.1%*	*28.3%*	*28.5%*	*28.5%*
Less: Taxes	--	--	(2)	(26)	(49)	(67)	(82)	(97)	(110)	(121)	(128)	(136)
NOPAT	**($11)**	**$30**	**$102**	**$183**	**$254**	**$311**	**$359**	**$407**	**$446**	**$481**	**$504**	**$526**
Add: D&A	$5	$17	$19	$17	$19	$18	$20	$22	$19	$20	$21	$22
Less: Capital Expenditures	(4)	(17)	(19)	(17)	(20)	(19)	(21)	(23)	(20)	(21)	(22)	(22)
Less: Increase in Net Working Capital	(2)	56	24	34	32	32	34	35	34	31	36	36
Unlevered Free Cash Flow (Before SBC)	**($12)**	**$86**	**$126**	**$217**	**$285**	**$342**	**$392**	**$441**	**$479**	**$511**	**$540**	**$562**
Less: Stock Based Compensation	(25)	(90)	(97)	(105)	(107)	(109)	(112)	(115)	(116)	(119)	(120)	(120)
Unlevered Free Cash Flow	**($37)**	**($4)**	**$29**	**$112**	**$178**	**$233**	**$280**	**$326**	**$363**	**$392**	**$420**	**$443**

RAVEN ENTERPRISE VALUE SENSITIVITY

($ in millions)

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
7.500%	$4,990	$6,276	$7,563
9.125%	4,296	5,383	6,469
10.750%	3,711	4,631	5,552

RAVEN EQUITY VALUE SENSITIVITY [1]

($ in millions)

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
7.500%	$5,798	$7,085	$8,371
9.125%	5,104	6,191	7,278
10.750%	4,520	5,440	6,360

RAVEN TERMINAL GROWTH RATE SENSITIVITY

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
7.500%	1.6%	3.1%	4.0%
9.125%	3.1%	4.6%	5.5%
10.750%	4.5%	6.0%	7.0%

RAVEN IMPLIED PRICE PER SHARE SENSITIVITY [2]

WACC	NTM Revenue Exit Multiple 3.50x	4.75x	6.00x
7.500%	$18.64	$22.55	$26.47
9.125%	16.53	19.83	23.14
10.750%	14.75	17.55	20.35

Source: Raven management; Vail management
Note: Assumes stock based compensation is treated as a cash expense; does not reflect potential incremental value associated with Raven's net operating loss balance
1. Based on $808.6 million of cash and zero debt as of August 2, 2019 per Raven management
2. Based on 274.1 million basic shares outstanding, 39.4 million options outstanding with a weighted average exercise price of $8.38 and 15.3 million RSUs as of August 2, 2019 per Raven management

[14]

STRICTLY CONFIDENTIAL III. Vail Discounted Cash Flow Analysis

STRICTLY CONFIDENTIAL Vail Discounted Cash Flow Analysis Vail Discounted Cash Flow Methodology Overview  A discounted cash flow analysis is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and estimated present value of the terminal value of such company  For purposes of this analysis, unlevered free cash flows were calculated as non-GAAP operating income, less cash taxes, plus non-GAAP depreciation and amortization expenses, less capital expenditures, less increases in net working capital and other cash items, less stock based compensation  The forecast utilized reflects a fiscal year ending January 31 and was supplied by Vail management Assuming a valuation date of October 31, 2019, Moelis calculated the estimated present value of the standalone unlevered free cash flows that Vail is estimated to generate during the forecast period as well as during the terminal period  For the Vail Management Case, the projection period consists of the three remaining months of FY20E through FY24E  Moelis estimated the terminal value of Vail at the end of the forecast period by using a terminal unlevered free cash flow multiple of 15.0x – 25.0x  The terminal unlevered free cash flow multiple was applied to the estimated unlevered free cash flow for the next twelve month period following the last year of the forecast period, which, as directed by Diamond, was informed based on the revenue growth and operating margin estimates of the last year of the forecast period  The selected terminal revenue multiple range was informed by considering the historical trading range of Vail as well as the TEV / NTM unlevered free cash flow multiples of the selected publicly traded companies The cash flows and terminal value were then discounted to present value as of October 31, 2019 using discount rates ranging from 6.5% to 9.0% based on a weighted average cost of capital calculation  Risk-free rate of 1.84% based on 20-year US Treasures (as of 8/20/19)  Long-horizon equity risk premium (supply-side) of 6.14% per the 2018 Duff & Phelps Valuation Handbook  Size premium of (0.30%) calculated using the average of the 1st decile provided by the 2018 Duff & Phelps Valuation Handbook, based on companies with an equity value between ~$29 billion and ~$1,073 billion  Projected marginal tax rate of 17.0% per Vail management  3.47% cost of debt based on the yield-to-worst of Vail’s Senior Note due 2027  Debt / total capitalization based on Vail’s selected publicly traded companies   [ 16 ] Source: 2018 Duff & Phelps Valuation Handbook; Bloomberg; Capital IQ; Public filings; U.S. Department of the Treasury; Vail management Note: Market data as of August 20, 2019

STRICTLY CONFIDENTIAL Vail Discounted Cash Flow Analysis Vail Discounted Cash Flow Analysis (Vail Management Case) UNLEVERED FREE CASH FLOWS Revenue % Growth $2.5 - $2.5 $11.0 - $11.2 9.9% - 11.9% $12.1 - $12.4 9.9% - 10.5% $13.4 - $13.6 10.0% - 10.4% $14.9 - $15.0 10.0% - 11.5% $16.5 - $16.6 10.0% - 11.5% Non-GAAP Operating Income (Before SBC) $0.8 - $0.8 $3.5 - $3.7 $3.8 - $4.0 $4.2 - $4.4 $4.8 - $4.9 $5.3 - $5.4 Less: Taxes (0.1) - (0.1) (0.6) - (0.6) (0.7) - (0.6) (0.8) - (0.7) (0.8) - (0.8) (0.9) - (0.9) NOPAT $0.7 - $0.7 $2.9 - $3.0 $3.1 - $3.3 $3.5 - $3.7 $4.0 - $4.1 $4.4 - $4.5 Add: Cash Flow Impact of D&A, NWC & Capex 0.2 - 0.2 1.0 - 1.1 1.1 - 1.2 1.2 - 1.2 1.3 - 1.4 1.5 - 1.5 Unlevered Free Cash Flow (Before SBC) $0.9 - $0.9 $4.0 - $4.0 $4.3 - $4.5 $4.7 - $4.9 $5.3 - $5.4 $5.9 - $5.9 Less: Stock Based Compensation (0.2) - (0.2) (1.0) - (1.0) (1.1) - (1.1) (1.2) - (1.2) (1.3) - (1.3) (1.4) - (1.4) VAIL ENTERPRISE VALUE SENSITIVITY VAIL EQUITY VALUE SENSITIVITY ¹ ($ in billions) ($ in billions) 15.00x 20.00x 25.00x 15.00x 20.00x 25.00x 6.500% 7.750% 9.000% 6.500% 7.750% 9.000% Source: Note: 1. Public filings; Vail management Assumes stock based compensation is treated as a cash expense Based on $959.0 million net debt as of May 3, 2019 per Vail 10-Q filing [ 17 ] WACC WACC $79.6 - $80.3$102.2 - $103.0$124.8 - $125.7 76.0 - 76.697.5 -98.3119.0 - 119.9 72.6 - 73.293.1 -93.8113.6 - 114.4 $80.5 - $81.2$103.1 - $104.0$125.8 - $126.7 76.9 - 77.698.5 -99.2120.0 - 120.9 73.5 - 74.294.0 -94.8114.5 - 115.4 NTM UFCF Exit Multiple NTM UFCF Exit Multiple Unlevered Free Cash Flow$0.7 - $0.7$3.0 - $3.1$3.3 - $3.4$3.5 - $3.7$4.0 - $4.1$4.5 - $4.5 3 Mo. EndingFiscal Year Ended January 31,Terminal ($ in billions)2020E2021E2022E2023E2024EPeriod

STRICTLY CONFIDENTIAL Appendix

STRICTLY CONFIDENTIAL Appendix Financial Forecast and Information Review  To inform its financial analyses, Moelis reviewed the following financial forecasts as provided by Raven management, Vail management and Diamond management  A financial forecast relating to Vail, prepared and provided to Moelis by the management of Vail (“Vail Management Case”)  Summary financial forecast sensitivities relating to Raven, prepared and provided to Moelis by the management of Raven  A financial forecast relating to Raven, based on the financial forecast sensitivities mid case provided by the management of Raven, as extrapolated by and as provided by Diamond (the “Raven Standalone Case”)  A financial forecast relating to the incremental impact of Raven to Vail, including the impact of synergies and other benefits available to Vail, pro forma for the acquisition (the “Raven In-Vail Case”) provided to Moelis by the management of Vail  In addition, Moelis reviewed additional information viewed as relevant by Moelis, including:  Publicly available consensus estimates regarding Vail and Raven from Wall Street research analysts  Discussed past and current operations and financial condition and the prospects of Vail and Raven with the management of Diamond and Vail as well as Vail’s advisors  Historical market prices and trading activity for Vail and Raven’s common stock [ 19 ] Source: Raven management; Vail management; Diamond management

STRICTLY CONFIDENTIAL A. Raven Public Market Perspectives

STRICTLY CONFIDENTIAL

Raven Public Market Perspectives
Historical Share Price Performance Since IPO

MOELIS & COMPANY



$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
Raven Share Price
50.000
40.000
30.000
20.000
10.000
Volume (mm)
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
4/20/18
Raven completes IPO at $15.00 per share
6/12/18
Raven announces first quarter revenue of $156mm, beating analyst consensus estimates by 13%
9/12/18
Raven beats second quarter analyst consensus estimates for revenue, but misses billings by $25mm
12/11/18
Raven announces third quarter revenue of $168mm, beating analyst consensus estimates by 3%
3/14/19
Raven misses fourth quarter analyst consensus estimates; provides lower forward revenue guidance
6/4/19
Raven announces first quarter earnings for FY20, reduces FY20 revenue guidance by 5% to a range of $756 – $767mm
8/14/19
Diamond files 13D disclosing negotiations regarding Vail's potential acquisition of Raven
Non-Diamond / Non-Vail Offer Price of $15.00
Diamond Share Exchange Ratio Implied Price of $8.42
Unaffected Price of $8.30
Diamond Share Exchange Ratio Implied Price ¹
Non-Diamond / Non-Vail Offer Price
Unaffected Price ²

Source: Capital IQ; Public filings
Note: Based on draft merger agreements dated August 20, 2019; market data as of August 20, 2019
1. Implied price of $8.42 per share as of the unaffected date (August 14, 2019)
2. Price of $8.30 per share as of the unaffected date (August 14, 2019)

[21]

STRICTLY CONFIDENTIAL

Raven Public Market Perspectives
Historical Operating Performance vs. Wall Street Consensus

MOELIS & COMPANY

($ in millions)	FY2019 Q1	FY2019 Q2	FY2019 Q3	FY2019 Q4	FY2020 Q1
Reported:					
Revenue - Actual	$156	$164	$168	$169	$186
% YoY Growth	*28.5%*	*30.5%*	*30.4%*	*27.0%*	*19.3%*
Operating Income	($21)	($15)	($15)	($21)	($12)
% Margin	*n/m*	*n/m*	*n/m*	*n/m*	*n/m*
Wall Street:					
Revenue - Consensus Mean	$140	$158	$164	$170	$184
% YoY Growth	*15.8%*	*25.5%*	*27.2%*	*27.7%*	*18.2%*
Operating Income - Consensus Mean	($29)	($23)	($22)	($25)	($13)
% Margin	*n/m*	*n/m*	*n/m*	*n/m*	*n/m*
Difference:					
Revenue Over / (Under) Consensus - $	$15	$6	$4	($1)	$2
Revenue YoY Growth Over / (Under) Consensus - %	12.6%	5.0%	3.1%	(0.8%)	1.0%
Operating Income Over / (Under) Consensus - $	$8	$8	$7	$4	$1
Operating Income Margin Over / (Under) Consensus - %	n/a	n/a	n/a	n/a	n/a
Raven One-Day Stock Price Reaction	33.0%	(20.1%)	2.5%	(3.9%)	(41.3%)

Source: Capital IQ; Bloomberg; Public filings; Wall Street research

[22]

STRICTLY CONFIDENTIAL Raven Public Market Perspectives Relative Share Price Trading Since IPO NASDAQ Composite Index Market Cap Weighted Peer Index ¹ Raven 220.0% 1-Month (21.5%) (2.4%) (10.1%) 200.0% 180.0% 160.0% 140.0% 120.0% 100.0% 80.0% 60.0% 40.0% Apr -18 Jul-18 Sep-18 Dec-18 Mar -19 May-19 Aug-19 Raven NASD AQ Co mpo site Index Mar ket Cap-Weighted Peer Index ¹ Source: Note: 1. Capital IQ Market data as of August 20, 2019; Raven trading gains / losses measured as of the unaffected date (August 14, 2019) Peer index includes APPN, CLDR, DOMO, FEYE, MDB, NEWR, PEGA, SPLK and TLND [ 23 ] 3-Month(56.9%)1.7%(1.0%) 6-Month(56.8%)6.2%18.6% 1-Year(65.7%)1.6%45.4% Since IPO(47.2%)11.2%62.2% TRADING GAIN / LOSS

STRICTLY CONFIDENTIAL Raven Public Market Perspectives Historical TEV / NTM Revenue Multiples Raven Peer Index 14.0x 12.0x 10.0x 9.8x 8.0x 6.0x 4.1x 4.0x 2.0x 2.0x --Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Raven Mar ket Cap-Weighted Peer Index ¹ Raven Unaffected Multiple Source: Note: 1. 2. Capital IQ Market data as of August 20, 2019; Raven FQ1 to Date and 2019 YTD range as of the unaffected date (August 14, 2019) Peer index includes APPN, CLDR, DOMO, FEYE, MDB, NEWR, PEGA, SPLK and TLND As of the unaffected date (August 14, 2019) [ 24 ] LowHigh Avg. LowHigh Avg. FQ1 to Date2.0x6.5x 2.9x 9.4x11.2x 10.4x 2019 YTD2.0x8.1x 5.3x 7.0x11.2x 9.7x 20184.7x12.0x 8.0x 6.5x9.8x 8.0x 2017n/an/a n/a 4.6x6.8x 5.7x 2016n/an/a n/a 3.2x6.7x 5.2x 2015n/an/a n/a 6.1x12.4x 9.5x 2014n/an/a n/a 7.8x12.3x 10.3x 2014 - 20192.0x12.0x 6.7x 3.2x12.4x 7.7x TEV / NTM REVENUE RANGE

STRICTLY CONFIDENTIAL

Raven Public Market Perspectives
Select Equity Analyst Price Target Detail

MOELIS & COMPANY

SELECT CURRENT PRICE TARGETS

Selected Brokers	Date of Price Target [1]	Current Recommendation [2]	Current Price Target	Valuation Methodology
Needham	06/05/19	Buy	21.00	n/a
Credit Suisse	06/04/19	Buy	20.00	CY20E Sales
Morgan Stanley	06/05/19	Buy	18.00	DCF
RBC Capital Markets	06/05/19	Buy	18.00	FY20E Sales
Barclays	06/05/19	Neutral	15.00	FY20E Sales
UBS	06/05/19	Neutral	15.00	CY20E FCF
Wedbush	06/05/19	Neutral	15.00	FY20E Sales
Consensus Mean			**$16.30**	

Source: Wall Street research
Note: Based on equity research reports available to Moelis
1. Represents last date on which broker made revision to price target prior to the unaffected date (August 14, 2019)
2. Reflects standardized recommendation text and recommendation prior to the unaffected date (August 14, 2019)

[25]

STRICTLY CONFIDENTIAL B. Raven Financial Review

STRICTLY CONFIDENTIAL Raven Financial Review Financial Projection Review  For the purposes of its financial analyses regarding Raven, Moelis reviewed forecasts provided by Vail and Diamond management as well as publicly available consensus estimates regarding Raven from Wall Street research analysts; in addition, Moelis received summary sensitivities from Raven management  On July 25, 2019, Moelis received FY20E – FY22E forecast sensitivities based on Raven management’s view of Raven operating on a standalone basis under different revenue growth and non-GAAP operating margin assumptions, as updated following fiscal Q1 2020 performance  On August 15, 2019, and as subsequently finalized on August 20, 2019, Moelis received a Raven forecast from Vail composed of the following:  Raven In-Vail Case: FY20E – FY30E forecast relating to the incremental impact of Raven to Vail, including the impact of synergies and other benefits available to Vail, pro forma for the acquisition  On August 19, 2019, Moelis received a Raven forecast from Diamond composed of the following:  Raven Standalone Case: FY20E – FY30E forecast based on the financial forecast sensitivities mid case provided by the management of Raven, as extrapolated by and as provided by Diamond  At the direction of Diamond, Moelis, for comparative purposes and for purposes of its discounted cash flow analyses, used the Raven Standalone Case and Raven In-Vail Case [ 27 ] Source: Diamond management; Raven management; Vail management

STRICTLY CONFIDENTIAL

Raven Financial Review
Financial Projections vs. Wall Street Consensus

MOELIS & COMPANY

PROJECTED FINANCIALS COMPARISON (REVENUE)

($ in millions)


Raven Standalone Case
Raven In-Vail Case
Wall Street Consensus

	FY19A	FY20E	FY21E	FY22E
Raven Standalone Case	$657	$776	$915	$1,071
Raven In-Vail Case	657	764	840	973
Wall Street Consensus	657	761	889	1,060
# of Wall Street Observations		*11*	*11*	*4*

PROJECTED FINANCIALS COMPARISON (NON-GAAP OPERATING INCOME)

($ in millions)


Raven Standalone Case
Raven In-Vail Case
Wall Street Consensus

	FY19A	FY20E	FY21E	FY22E
Raven Standalone Case	($71)	($39)	($4)	$56
Raven In-Vail Case	(71)	(44)	30	104
Wall Street Consensus	(71)	(45)	8	66
# of Wall Street Observations		*11*	*11*	*5*

PROJECTED FINANCIALS COMPARISON (UFCF BEFORE SBC) [1]

($ in millions)


Raven Standalone Case
Raven In-Vail Case
Wall Street Consensus

	FY19A	FY20E	FY21E	FY22E
Raven Standalone Case	($20)	($16)	$19	$82
Raven In-Vail Case	(20)	(47)	86	126
Wall Street Consensus	(20)	(35)	26	73

Source: Diamond management; Raven management; Vail management; Wall Street research
Note: Financial projections beyond FY22E are not shown due to limited number of analyst observations for Wall Street Consensus
1. Wall Street Consensus unlevered free cash flow defined as cash flow from operations, adjusted for the impact of net interest expense and capital expenditures

[28]

STRICTLY CONFIDENTIAL

Raven Financial Review

Summary of Historical and Projected Financials (Raven Standalone Case)

MOELIS & COMPANY

Fiscal Year Ending January 31	Actual		Projection											CAGR
($ in millions)	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	'19A-'30E
Revenue	**$509**	**$657**	**$776**	**$915**	**$1,071**	**$1,232**	**$1,404**	**$1,587**	**$1,761**	**$1,920**	**$2,054**	**$2,157**	**$2,243**	*11.8%*
% growth	*22.4%*	*29.1%*	*18.0%*	*18.0%*	*17.0%*	*15.0%*	*14.0%*	*13.0%*	*11.0%*	*9.0%*	*7.0%*	*5.0%*	*4.0%*	
Non-GAAP Gross Profit	**$293**	**$435**	**$522**	**$627**	**$746**	**$872**	**$1,011**	**$1,161**	**$1,309**	**$1,449**	**$1,575**	**$1,679**	**$1,772**	*13.6%*
% margin	*57.5%*	*66.1%*	*67.3%*	*68.5%*	*69.6%*	*70.8%*	*72.0%*	*73.1%*	*74.3%*	*75.5%*	*76.7%*	*77.8%*	*79.0%*	
Operating Expense	$422	$506	$561	$631	$690	$785	$885	$990	$1,087	$1,172	$1,240	$1,287	$1,324	*9.1%*
Non-GAAP Operating Income (Loss)	**($129)**	**($71)**	**($39)**	**($4)**	**$56**	**$87**	**$125**	**$171**	**$222**	**$278**	**$335**	**$392**	**$449**	***n/m***
% margin	*(25.2%)*	*(10.8%)*	*(5.0%)*	*(0.4%)*	*5.2%*	*7.1%*	*8.9%*	*10.8%*	*12.6%*	*14.5%*	*16.3%*	*18.2%*	*20.0%*	
Memo: EBITDA Reconciliation														
EBITDA	($117)	($60)	($23)	$10	$70	$100	$134	$181	$233	$290	$348	$405	$463	*n/m*
% margin	*(23.1%)*	*(9.1%)*	*(2.9%)*	*1.1%*	*6.5%*	*8.1%*	*9.6%*	*11.4%*	*13.3%*	*15.1%*	*16.9%*	*18.8%*	*20.6%*	
Memo: Additional Items														
Capital Expenditures	($13)	($9)	($10)	($10)	($10)	($9)	($9)	($10)	($11)	($12)	($13)	($14)	($14)	
Depreciation and Amortization	11	12	16	14	14	13	9	10	11	12	13	14	14	
Change in Net Working Capital	1	49	16	19	22	22	24	25	24	22	19	14	12	

Source: Diamond management; Raven management

[29]

STRICTLY CONFIDENTIAL

Raven Financial Review

Summary of Historical and Projected Financials (Raven In-Vail Case)

MOELIS & COMPANY

Fiscal Year Ending January 31	Actual		Projection											CAGR
($ in millions)	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	'19A-'30E
Revenue	**$509**	**$657**	**$764**	**$840**	**$973**	**$1,153**	**$1,318**	**$1,482**	**$1,651**	**$1,822**	**$1,981**	**$2,123**	**$2,220**	*11.7%*
% growth	*22.4%*	*29.1%*	*16.3%*	*9.8%*	*15.9%*	*18.5%*	*14.3%*	*12.4%*	*11.4%*	*10.3%*	*8.8%*	*7.1%*	*4.6%*	
Non-GAAP Gross Profit	**$293**	**$435**	**$537**	**$618**	**$740**	**$889**	**$1,035**	**$1,186**	**$1,343**	**$1,501**	**$1,649**	**$1,779**	**$1,867**	*14.2%*
% margin	*57.5%*	*66.1%*	*70.2%*	*73.6%*	*76.1%*	*77.1%*	*78.5%*	*80.1%*	*81.4%*	*82.4%*	*83.2%*	*83.8%*	*84.1%*	
Operating Expense	$422	$506	$580	$588	$636	$679	$732	$808	$902	$997	$1,093	$1,177	$1,235	*8.4%*
Non-GAAP Operating Income (Loss)	**($129)**	**($71)**	**($44)**	**$30**	**$104**	**$210**	**$303**	**$379**	**$441**	**$504**	**$556**	**$602**	**$633**	*n/m*
% margin	*(25.2%)*	*(10.8%)*	*(5.7%)*	*3.6%*	*10.7%*	*18.2%*	*23.0%*	*25.5%*	*26.7%*	*27.7%*	*28.1%*	*28.3%*	*28.5%*	
Memo: EBITDA Reconciliation														
EBITDA	($117)	($60)	($22)	$47	$123	$227	$322	$397	$461	$526	$575	$622	$654	*n/m*
% margin	*(23.1%)*	*(9.1%)*	*(2.9%)*	*5.6%*	*12.6%*	*19.6%*	*24.4%*	*26.8%*	*28.0%*	*28.9%*	*29.0%*	*29.3%*	*29.4%*	
Memo: Additional Items														
Capital Expenditures	($13)	($9)	($15)	($17)	($19)	($17)	($20)	($19)	($21)	($23)	($20)	($21)	($22)	
Depreciation and Amortization	11	12	21	17	19	17	19	18	20	22	19	20	21	
Change in Net Working Capital	1	49	(9)	56	24	34	32	32	34	35	34	31	36	

Source: Vail management

[30]

STRICTLY CONFIDENTIAL C. Vail Public Market Perspectives

STRICTLY CONFIDENTIAL Vail Public Market Perspectives 3-Year Historical Share Price Performance 5/30/19 Vail beats revenue estimates $220.00 30.000 24.000 $180.00 18.000 $140.00 12.000 Carl Icahn announces he will $100.00 6.000 $60.00 --Aug-16 Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 [ 32 ] Source: Capital IQ; Public filings Note: Market data as of August 20, 2019 Volume (mm) Vail Share Price and announces $1.5bn share purchase authorization 1/29/18 Media reported on possible merger with 7/2/1812/28/18 Vail announcesVail pays $11bn one-one-time specialtime special dividend dividend 8/14/19 Diamond files 13D disclosing negotiations regarding Vail’s potential acquisition of Diamond Raven 10/15/18 oppose Diamond offer to buy back Vail tracking stock

STRICTLY CONFIDENTIAL

Vail Public Market Perspectives
Historical Operating Performance vs. Wall Street Consensus

MOELIS & COMPANY

($ in millions)	CY2016 [1]				FY2018				FY2019				FY2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Reported:													
Revenue - Actual [2]	**$1,589**	**$1,693**	**$1,778**	**$2,032**	**$1,736**	**$1,900**	**$1,976**	**$2,309**	**$2,008**	**$2,174**	**$2,200**	**$2,591**	**$2,266**
% YoY Growth	*5.2%*	*6.0%*	*6.3%*	*8.8%*	*9.3%*	*12.2%*	*11.1%*	*13.6%*	*15.7%*	*14.4%*	*11.3%*	*12.2%*	*12.8%*
Operating Income - Actual [2]	**$446**	**$509**	**$592**	**$747**	**$495**	**$585**	**$689**	**$862**	**$598**	**$735**	**$741**	**$967**	**$667**
% Margin	*28.1%*	*30.1%*	*33.3%*	*36.8%*	*28.5%*	*30.8%*	*34.9%*	*37.3%*	*29.8%*	*33.8%*	*33.7%*	*37.3%*	*29.4%*
Wall Street:													
Revenue - Consensus Mean	**$1,577**	**$1,680**	**$1,763**	**$1,991**	**$1,711**	**$1,887**	**$1,965**	**$2,265**	**$1,956**	**$2,147**	**$2,170**	**$2,500**	**$2,246**
% YoY Growth	*4.4%*	*5.2%*	*5.5%*	*6.6%*	*7.7%*	*11.5%*	*10.5%*	*11.5%*	*12.7%*	*13.0%*	*9.8%*	*8.3%*	*11.9%*
Operating Income - Consensus Mean	**$441**	**$501**	**$574**	**$716**	**$483**	**$582**	**$656**	**$837**	**$559**	**$719**	**$720**	**$932**	**$656**
% Margin	*27.9%*	*29.8%*	*32.5%*	*36.0%*	*28.2%*	*30.8%*	*33.4%*	*37.0%*	*28.6%*	*33.5%*	*33.2%*	*37.3%*	*29.2%*
Difference:													
Revenue Over / (Under) Consensus - $	**$12**	**$13**	**$15**	**$41**	**$25**	**$13**	**$11**	**$44**	**$52**	**$27**	**$30**	**$91**	**$20**
Revenue YoY Growth Over / (Under) Consensus - %	**0.8%**	**0.8%**	**0.9%**	**2.2%**	**1.6%**	**0.8%**	**0.6%**	**2.2%**	**3.0%**	**1.4%**	**1.5%**	**3.9%**	**1.0%**
Operating Income Over / (Under) Consensus - $	**$5**	**$8**	**$18**	**$31**	**$12**	**$3**	**$33**	**$25**	**$39**	**$16**	**$21**	**$35**	**$11**
Operating Income Margin Over / (Under) Consensus - %	**0.1%**	**0.2%**	**0.8%**	**0.8%**	**0.3%**	**(0.0%)**	**1.5%**	**0.4%**	**1.2%**	**0.3%**	**0.5%**	**0.0%**	**0.2%**
Vail One-Day Stock Price Reaction	**13.7%**	**9.0%**	**3.4%**	**3.5%**	**(2.1%)**	**(2.8%)**	**3.6%**	**(5.9%)**	**6.1%**	**(2.2%)**	**3.6%**	**3.7%**	**(7.4%)**

Source: Bloomberg; Capital IQ; Public filings; Wall Street research
Note:
1. Vail converted from a December 31 fiscal year end to January 31 at the end of the 2016 calendar year
2. CY16A – FY18A based on reported figures prior to the retrospective adoption of ASC 606

[33]

STRICTLY CONFIDENTIAL Vail Public Market Perspectives 3-Year Relative Share Price Trading NASDAQ Composite Index Market Cap Weighted Peer Index ¹ Vail 310.0% 280.0% 250.0% 220.0% 190.0% 160.0% 130.0% 100.0% 70.0% Aug-16 Fe b-17 Aug-17 Fe b-18 Aug-18 Fe b-19 Aug-19 Vail NASD AQ Co mpo site Index Mar ket Cap-Weighted Peer Index ¹ Source: Note: 1. Capital IQ Market data as of August 20, 2019; Vail trading gains / losses measured as of the unaffected date (August 14, 2019) Peer index includes CTXS, MSFT, ORCL and SAP [ 34 ] 1-Month(9.8%)(2.4%)(0.0%) 3-Month(20.3%)1.7%6.3% 6-Month(8.3%)6.2%25.1% 1-Year0.6%1.6%27.0% 2-Year56.2%27.9%73.1% 3-Year109.5%51.6%112.0% TRADING GAIN / LOSS

STRICTLY CONFIDENTIAL Vail Public Market Perspectives Historical TEV / NTM UFCF Multiples Vail Peer Index 30.0x 25.0x 24.2x 20.0x 17.7x 16.6x 15.0x 10.0x 5.0x --Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Vail Mar ket Cap-Weighted Peer Index ² Vail U naffected Multiple ³ Source: Note: 1. 2. 3. Capital IQ Market data as of August 20, 2019; Vail 2019 YTD range as of the unaffected date (August 14, 2019) Unlevered free cash flow defined as cash flow from operations, adjusted for the impact of net interest expense and capital expenditures Peer index includes CTXS, MSFT, ORCL and SAP As of the unaffected date (August 14, 2019) [ 35 ] LowHigh Avg. LowHigh Avg. 2019 YTD12.6x23.2x 19.5x 18.4x25.3x 22.9x 201812.2x18.8x 15.1x 17.2x22.0x 19.6x 201712.1x16.6x 14.3x 16.1x18.6x 17.4x 20166.5x12.8x 10.1x 13.1x16.0x 14.7x 201511.2x19.7x 16.0x 11.8x17.7x 13.4x 201412.6x16.2x 14.2x 10.6x13.3x 12.4x 2014 - 20196.5x23.2x 14.6x 10.6x25.3x 16.8x TEV / NTM UFCF RANGE ¹

STRICTLY CONFIDENTIAL Vail Public Market Perspectives Select Equity Analyst Price Target Detail SELECT CURRENT PRICE TARGETS Oppenheimer 05/30/19 Buy 220.00 n/a Jefferies 05/31/19 Buy 213.00 DCF Wedbush 07/17/19 Buy 210.00 n/a FBN Securities 06/03/19 Buy 195.00 n/a Daiwa Securities 06/03/19 Buy 193.00 n/a Morgan Stanley 05/31/19 Neutral 190.00 CY20E EPS Mizuho Securities 05/31/19 Neutral 180.00 n/a Elazar Advisors 07/22/19 Neutral 177.00 n/a Source: Note: 1. 2. Wall Street research Based on equity research reports available to Moelis Represents last date on which broker made revision to price target prior to the unaffected date (August 14, 2019) Reflects standardized recommendation text and recommendation prior to the unaffected date (August 14, 2019) [ 36 ] Consensus Mean$194.50 Wells Fargo05/30/19Neutral180.00NTM EPS; NTM UFCF Credit Suisse05/30/19Neutral185.00DCF Evercore05/31/19Neutral190.00CY20E FCF J.P. Morgan05/31/19Buy194.00CY20E FCF Summit Insights Group05/31/19Buy200.00n/a RBC06/14/19Buy210.00CY20 FCF Keybanc07/22/19Buy214.00n/a Date ofCurrentCurrentValuation Selected Brokers Price Target ¹Recommendation ²Price TargetMethodology Deutsche Bank07/28/19Buy$220.00FY21E FCF

STRICTLY CONFIDENTIAL D. Vail Financial Review

STRICTLY CONFIDENTIAL Vail Financial Review Financial Projection Review  For the purposes of its financial analyses regarding Vail, Moelis reviewed the forecast provided by Vail management as well as publicly available consensus estimates from Wall Street research analysts  On August 15, 2019, and as subsequently finalized on August 20, 2019, Moelis received a forecast from Vail composed of the following:  Vail Management Case: FY20E – FY24E forecast reflecting Vail management’s view of the company’s financial performance, shown ranging from low to high  At the direction of Diamond, Moelis, for comparative purposes and for purposes of its discounted cash flow analyses, used the Vail Management Case [ 38 ] Source: Vail management

STRICTLY CONFIDENTIAL Vail Financial Review Summary of Historical and Projected Financials (Vail Management Case) [ 39 ] Source: Vail management Fiscal Year Ending January 31 ($ in billions) ActualProjection CAGR '19A-'24E 2019A 2020E2021E2022E2023E2024E Revenue$9.0 % growth14.1% Total Spending (Before SBC)5.9 $10.0 - $10.0$11.0 - $11.2$12.1 - $12.4$13.4 - $13.6$14.9 - $15.0 10.7% - 10.8% 11.8% - 11.8%9.9% - 11.9%9.9% - 10.5%10.0% - 10.4%10.0% - 11.5% 6.7 - 6.77.5 - 7.68.4 - 8.49.2 - 9.210.1 - 10.1 Non-GAAP Operating Income (Before SBC)$3.0 Taxes0.5 % tax rate16.0% $3.3 - $3.3$3.5 - $3.7$3.8 - $4.0$4.2 - $4.4$4.8 - $4.99.4% - 9.9% 0.5 - 0.50.6 - 0.60.6 - 0.70.7 - 0.80.8 - 0.8 16.0%17.0%17.0%17.0%17.0% NOPAT (Before SBC)$2.6 Add: Cash Flow Impact of D&A, NWC & Capex1.0 $2.8 - $2.8$2.9 - $3.0$3.1 - $3.3$3.5 - $3.7$4.0 - $4.19.2% - 9.7% 0.8 - 0.81.0 - 1.11.1 - 1.21.2 - 1.21.3 - 1.4 Unlevered Free Cash Flow (Before SBC)$3.5 Less: Stock Based Compensation(0.7) $3.6 - $3.6$4.0 - $4.0$4.3 - $4.5$4.7 - $4.9$5.3 - $5.48.6% - 9.0% (0.9) - (0.9)(1.0) - (1.0)(1.1) - (1.1)(1.2) - (1.2)(1.3) - (1.3) Unlevered Free Cash Flow$2.8 $2.7 - $2.7$3.0 - $3.1$3.3 - $3.4$3.5 - $3.7$4.0 - $4.17.6% - 8.0%

STRICTLY CONFIDENTIAL Vail Financial Review Financial Projections vs. Wall Street Consensus PROJECTED FINANCIALS COMPARISON (REVENUE) ($ in billions) $12.4 $12.1 $11.9 $11.2 $11.0 $11.0 $10.0 $10.0 $10.0 FY20E FY21E FY22E Vail Mgmt. Case (Low) Vail Mgmt. Case (High) Wall Street Consensus PROJECTED FINANCIALS COMPARISON (NON-GAAP OPERATING INCOME) ($ in billions) $4.0 $4.0 $3.8 $3.7 $3.6 $3.5 $3.3 $3.3 $3.3 FY20E FY21E FY22E Vail Mgmt. Case (Low) Vail Mgmt. Case (High) Wall Street Consensus PROJECTED FINANCIALS COMPARISON (UFCF BEFORE SBC) ¹ ($ in billions) $4.5 $4.3 $4.0 $4.0 $4.0 $3.8 $3.6 $3.6 $3.5 FY20E FY21E FY22E Vail Mgmt. Case (Low) Vail Mgmt. Case (High) Wall Street Consensus Source: Note: 1. Vail management; Wall Street research Financial projections beyond FY22E are not shown due to limited number of analyst observations for Wall Street Consensus Wall Street Consensus unlevered free cash flow defined as cash flow from operations, adjusted for net interest expense and ca pital expenditures [ 40 ]

STRICTLY CONFIDENTIAL E. Selected Publicly Traded Companies Analysis

STRICTLY CONFIDENTIAL Selected Publicly Traded Companies Analysis Raven Selected Publicly Traded Companies Overview  Selected publicly traded companies for Raven were selected based on companies deemed generally relevant by Moelis in certain respects to Raven  While no single company is similar across a range of criteria, Moelis, in its judgement, selected publicly traded platform-as-a-service and software-as-a-service software companies that were viewed to have relevant business models, scale and corporate structure, among other factors:  Appian Corporation, Cloudera, Domo, FireEye, MongoDB, New Relic, Pegasystems, Splunk and Talend were selected as the publicly traded companies  Moelis selected its reference range of 3.5x – 6.0x NTM revenue, based on Moelis’ judgement and experience, for its discounted cash flow analysis when determining the exit multiple used to calculate the terminal value  In selecting the reference range:  Moelis reviewed the mean and median NTM revenue multiples of the selected publicly traded companies to inform the high end of the range  To inform the low end of the range, Moelis reviewed the smaller NTM revenue multiples of the selected publicly traded companies given Raven’s operating profile (revenue growth and operating margin)  Moelis did not view Cloudera as relevant for purposes of its analysis due to considerations stemming from its recent merger with Hortonworks that have negatively impacted the company’s growth  Moelis also noted that the historical trading multiples of Raven were consistent with the selected range following announced fiscal Q1’20 performance [ 42 ]

STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies Analysis
Raven Selected Publicly Traded Companies

MOELIS & COMPANY

($ in millions, except for per share figures)	Stock Price	% 52 Wk	Equity	Enterprise	TEV /	NTM			
Company	8/20/2019	High	Value	Value	NTM Rev	Revenue	% Growth	EBITDA	% Margin
Splunk	$126.72	88.2%	$20,662	$19,968	8.5x	$2,357	23.0%	$390	16.6%
MongoDB [1]	139.19	75.3%	9,737	9,364	23.2x	404	31.9%	(55)	n/m
Pegasystems	69.51	87.2%	5,939	5,787	5.9x	976	11.2%	65	6.6%
Appian Corporation	57.87	94.9%	4,047	3,969	14.1x	282	16.8%	(19)	n/m
FireEye	13.51	65.6%	3,231	3,424	3.8x	897	4.6%	75	8.3%
New Relic	56.65	50.0%	3,498	3,231	5.1x	635	24.0%	93	14.7%
Cloudera [2]	6.79	33.6%	2,112	1,568	2.0x	773	2.6%	14	1.7%
Talend	39.34	53.5%	1,340	1,309	4.8x	271	19.7%	(15)	n/m
Domo	24.93	53.0%	747	696	3.8x	182	20.1%	(81)	n/m
Mean		**66.8%**			**7.9x**		**17.1%**		**9.6%**
Median		**65.6%**			**5.1x**		**19.7%**		**8.3%**
Raven - Consensus Median	**$8.30**	**28.5%**	**$2,408**	**$1,600**	**2.0x**	**$789**	**14.8%**	**($11)**	**n/m**
Raven - Standalone Case	**8.30**	**28.5%**	**2,408**	**1,600**	**2.0x**	**811**	**18.0%**	**(15)**	**n/m**
Raven - In-Vail Case	**8.30**	**28.5%**	**2,408**	**1,600**	**2.0x**	**783**	**14.5%**	**(5)**	**n/m**

Source: Capital IQ; Diamond management; Public filings; Raven management; Vail management; Wall Street research
Note: Market data as of August 20, 2019; Raven measured as of the unaffected date (August 14, 2019)
1. Pro forma for MongoDB's acquisition of Realm ApS for $39 million in cash on May 7, 2019
2. FY19A revenue pro forma for acquisition of Hortonworks completed on January 3, 2019

[43]

STRICTLY CONFIDENTIAL Selected Publicly Traded Companies Analysis Vail Selected Publicly Traded Companies Overview  Selected publicly traded companies for Vail were selected based on companies deemed generally relevant by Moelis in certain respects to Vail  While no single company is similar across a range of criteria, Moelis, in its judgement, selected publicly traded large-cap infrastructure software companies that were viewed to have relevant business models, scale and corporate structure, among other factors:  Microsoft, Oracle, SAP and Citrix Systems were selected as the publicly traded companies  Moelis selected its reference range of 15.0x – 25.0x NTM unlevered free cash flow, based on Moelis’ judgement and experience, for its discounted cash flow analysis when determining the exit multiple used to calculate the terminal value  In selecting the reference range:  The low end of the range was informed by Oracle and Citrix Systems; given Vail’s higher growth, Moelis ascribed a premium to these companies  The high end of the range was informed by Microsoft  Moelis did not include SAP due to differences in its unlevered free cash flow margin profile  Vail’s current NTM unlevered free cash flow trading multiple as well as the mean and median of the publicly traded companies were also used to inform the reference range  Moelis also noted that the historical trading multiples of Vail and the selected publicly traded companies were consistent with the selected range over the last 24 months [ 44 ]

STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies Analysis
Vail Selected Publicly Traded Companies

MOELIS & COMPANY

($ in millions, except for per share figures)	Stock Price	% 52 Wk	Equity	Enterprise	TEV /	NTM					
Company	8/20/19	High	Value	Value	NTM UFCF	Revenue	% Growth	EBITDA	% Margin	UFCF [1]	% Margin
Microsoft	$137.26	96.9%	$1,068,214	$1,011,101	25.5x	$139,796	11.1%	$61,350	43.9%	$39,652	28.4%
Oracle	52.98	87.6%	185,351	205,245	13.7x	40,484	2.5%	19,412	48.0%	15,017	37.1%
SAP	118.13	85.2%	148,417	158,961	29.1x	31,547	5.9%	10,289	32.6%	5,469	17.3%
Citrix Systems [2]	91.89	80.2%	12,616	12,772	13.8x	3,053	1.7%	1,072	35.1%	928	30.4%
Mean		87.5%			20.5x		5.3%		39.9%		28.3%
Median		86.4%			19.6x		4.2%		39.5%		29.4%
Vail - Consensus	$153.09	74.0%	$65,404	$65,996	18.4x	$10,281	11.3%	$3,828	37.2%	$3,582	34.8%
Vail - Management Case (High)	$153.09	74.0%	$65,404	$65,996	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Vail - Management Case (Low)	$153.09	74.0%	$65,404	$65,996	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Source: Capital IQ; Public filings; Vail management; Wall Street research
Note: Market data as of August 20, 2019; Vail measured as of the unaffected date (August 14, 2019)
1. Unlevered free cash flow defined as cash flow from operations, adjusted for the impact of net interest expense and capital expenditures
2. Pro forma for the conversion of Convertible Notes on April 15, 2019, in which Citrix Systems delivered 4.9 million shares in exchange for $1.16 billion in outstanding principal

[45]

STRICTLY CONFIDENTIAL

Selected Publicly Traded Companies Analysis
Raven Historical TEV / NTM Revenue Multiples

MOELIS & COMPANY

TEV / NTM REVENUE RANGE

	Raven		APPN		CLDR		DOMO		FEYE		MDB		NEWR		PEGA		SPLK		TLND	
	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High
2019 YTD	2.0x	8.1x	6.8x	13.5x	1.5x	7.1x	2.2x	6.5x	3.1x	4.0x	13.2x	26.5x	5.1x	11.3x	3.9x	6.8x	6.6x	9.6x	3.7x	6.7x
2018	4.7x	12.0x	6.5x	13.8x	2.5x	7.1x	1.8x	3.9x	3.1x	4.4x	6.7x	18.4x	7.6x	13.9x	3.6x	5.7x	6.2x	9.9x	3.8x	9.6x
2017	n/a	n/a	6.5x	11.6x	4.7x	11.4x	n/a	n/a	2.2x	4.1x	7.5x	13.9x	4.9x	8.2x	3.2x	5.8x	5.4x	7.6x	4.5x	7.7x
2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1.7x	4.1x	n/a	n/a	4.0x	8.7x	1.9x	3.3x	3.9x	8.5x	4.3x	7.2x
2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	3.7x	12.9x	n/a	n/a	8.2x	14.2x	2.0x	3.0x	7.6x	14.9x	n/a	n/a
2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	7.3x	10.5x	n/a	n/a	n/a	n/a	1.9x	2.4x	10.3x	16.2x	n/a	n/a
2014 - 2019	2.0x	12.0x	6.5x	13.8x	1.5x	11.4x	1.8x	6.5x	1.7x	12.9x	6.7x	26.5x	4.0x	14.2x	1.9x	6.8x	3.9x	16.2x	3.7x	9.6x


30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
Aug-14
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Raven
APPN
CLDR
DOMO
FEYE
MDB
NEWR
PEGA
SPLK
TLND

Source: Capital IQ
Note: Market data as of August 20, 2019; Raven 2019 YTD range as of the unaffected date (August 14, 2019)

[46]

STRICTLY CONFIDENTIAL Selected Publicly Traded Companies Analysis Vail Historical TEV / NTM UFCF Multiples Vail CTXS MSFT ORCL SAP Low High Low High Low High Low High Low High 2019 YTD 12.6x 23.2x 12.8x 16.1x 19.1x 26.2x 11.1x 15.3x 25.1x 39.5x 2017 12.1x 16.6x 11.2x 14.9x 15.4x 18.2x 12.5x 14.7x 23.3x 29.5x 2015 11.2x 19.7x 12.5x 16.9x 10.3x 19.8x 10.1x 13.3x 14.6x 22.8x 2014 - 2019 6.5x 23.2x 11.2x 18.5x 10.0x 26.2x 9.6x 15.3x 14.1x 39.5x 45.0x 40.0x 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x --Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Vail CTXS MSFT ORCL SAP Source: Note: 1. Capital IQ Market data as of August 20, 2019; Vail 2019 YTD range as of the unaffected date (August 14, 2019) Unlevered free cash flow defined as cash flow from operations, adjusted for the impact of net interest expense and capital ex penditures [ 47 ] 201412.6x16.2x13.4x15.8x10.0x13.2x9.6x12.5x14.1x20.0x 20166.5x12.8x11.2x14.5x12.9x15.7x9.6x12.8x18.6x26.9x 201812.2x18.8x13.9x18.5x17.0x22.9x10.6x14.9x25.2x32.8x TEV / NTM UFCF RANGE ¹

STRICTLY CONFIDENTIAL Contact Information Moelis & Company LLC 399 Park Ave., 5th Floor New York, NY 10022 Tel: (212) 883-3800 1999 Avenue of the Stars Suite 1900 Los Angeles, CA 90067 Tel: (310) 443-2300 [ 48 ]